UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2008
SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13255	43-1781797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri (Address of principal executive offices)		63166-6760 (Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 11, 2008, Solutia Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Deutsche Bank Securities Inc. and Jefferies & Company, Inc. with respect to the offering (the “Offering”) of 22,307,692 shares of its common stock at a price per share to the public of $13.00. The shares were offered and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the company’s registration statement on Form S-3, as amended, (Registration Statement No. 333-151980) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 25, 2008.
     Pursuant to the Agreement, the Company agreed not to, directly or indirectly, offer, sell, short sell or otherwise dispose of any shares of its common stock or other securities convertible into or exchangeable or exercisable for shares of its common stock or derivative of its common stock (or agreement for such) will be made for a period of 90 days after the date of the prospectus other than as provided under the underwriting agreement or with the prior written consent of the underwriters; provided, that this provision shall not apply to (i) the sale of shares of its common stock sold pursuant to the Agreement, (ii) issuances by the Company of shares of its common stock upon the exercise of an option, warrant or a similar security or the conversion of a security outstanding on the date hereof and reflected in the prospectus, (iii) the grants by the Company of options or stock, or the issuance by the Company of stock, under its benefits plans described in the prospectus, (iv) the issuance by the Company of up to 5,000,000 shares of its common stock in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; provided that the recipient of such shares agrees in writing with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any such shares or options during such 90-day period without the prior written consent of the underwriters, or (v) transactions by any person other than the Company, relating to shares of its common stock or other securities acquired in the open market or other transactions after the completion of this offering. In addition, certain of our executive officers and directors of the Company have agreed not to sell, option or otherwise dispose of any shares of our common stock for a period of 90 days after August 11, 2008 except as permitted under the underwriting agreement or with the written consent of the underwriters.
     The underwriting agreement also contains standard indemnification rights and obligations of the Company and the underwriters.
     The closing with respect to the Offering took place on August 14, 2008. Certain directors, officers and other members of the executive leadership team of the Company participated in the offering by purchasing 130,069 shares of common stock from the underwriters at the price per share to the public of $13.00.
     One or more of the underwriters or their affiliates have either provided investment banking services to the Company in the past or may do so in the future. The underwriters receive customary fees and commissions for these services.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 8.01 OTHER EVENTS.
Press release
     On August 11, 2008, the Company issued a press release announcing the determination of the offering price in relation to the Offering. The information contained in the press release, which is filed as exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 14 of Registration Statement
     This Current Report on Form 8-K is also being filed for the purpose updating Item 14 of the Registration Statement. Information relating to Item 14 – “Other expenses of issuance and distribution relating to the Registration Statement” with respect to the Offering is as follows:

Securities and Exchange Commission Registration Fee	$23,580	(1)
Legal Fees and Expenses	320,000
Accounting Fees and Expenses	48,500
Printing and Delivery Expenses	20,000
Transfer Agent	3,500
Rating Agency Fees and Expenses	N/A
Trustee’s Fees and Expenses (including Counsel’s Fees)	N/A
Miscellaneous Expenses	48,000

Total	$463,580

(1)	Previously disclosed.
All amounts, other than the registration fee, are estimates.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit No. Description

1.1	Underwriting agreement, dated August 11, 2008, by and between Solutia Inc. and Deutsche Bank Securities Inc. and Jefferies & Company, Inc.

99.1	Press release issued by Solutia Inc., dated August 11, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: August 14, 2008

SOLUTIA INC.

By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.1	Underwriting agreement, dated August 11, 2008, by and between Solutia Inc. and Deutsche Bank Securities Inc. and Jefferies & Company, Inc.

99.1	Press release issued by Solutia Inc., dated August 11, 2008

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